Exhibit 23(e)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No. 33-18278 of Mandalay Resort Group of our report dated March 12, 2004, relating to the financial statements of Victoria Partners, appearing in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
November 30, 2004